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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________


                                   FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: November 9, 2004
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                                 IA Global, Inc.
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               (Exact Name of Registrant as specified in Charter)



         Delaware                      1-15863                  13-4037641
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
     of incorporation)                                    Identification Number)



        533 Airport Boulevard, Suite 400, Burlingame, CA        94010
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           (Address of principal executive offices)           (Zip Code)




       Registrant's telephone number, including area code: (650) 685-2403
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ITEM 3.02 UNREGISTERED SALES OF EQUITY

On November 10, 2004, IA Global Inc. announced that PBAA Fund Ltd ("PBAA"), Inter Asset Japan Co Ltd ("IAJ") and Mr. Isobe have collectively invested an additional $1,130,000 into the company in a private placement. PBAA and IAJ are existing shareholders of the company and, together with their affiliates, are the majority shareholders in the company. Mr. Isobe is affiliated with each of PBAA and IAJ and is a business partner with Alan Margerison, the company's CEO. The company will use the proceeds from this financing to accelerate the development of the Rex Tokyo business and for general corporate purposes. This financing will also increase the company's stockholders' equity which is required in order for the company to maintain its AMEX listing.

Under the financing terms, the company has agreed to issue 4,448,820 shares of the company's common stock at a price per share of $0.254, which was the fair-market value of the trailing five-day average closing price of the company's common stock ending November 8, 2004, the date the investors committed to make the investment.

The company's CEO, Alan Margerison, said, "We are pleased to receive this additional financing. This capital injection from our majority shareholders will allow us to continue to expand the Rex Tokyo business. Rex Tokyo has recorded revenue of $17,127,264 since it was acquired on March 18, 2004 through the end of September. We have expanded this business by acquiring new sales offices in Kyushu and West Tokyo, Japan. In addition, Rex Tokyo entered into a joint venture agreement with Kyushu Tesco Co Ltd. for the supply of lighting fixtures to the Pachinko industry in October, 2004."

Mr. Margerison stated "this investment will significantly strengthen the financial position of the company and it increases our stockholder's equity to approximately $4,300,000. It is a very positive step and we continue to work with AMEX to maintain our listing." There is no guarantee that the company will be successful in maintaining its AMEX listing.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) Financial statements of business acquired- None.

          (b) Pro Forma financial information- None.

          (c) Exhibits:

          EXHIBIT NO.                   DESCRIPTION
          -----------                   -----------

             2.1 Subscription Agreement dated November 9, 2004 between IA Global, Inc. and Inter Asset Japan Co Ltd.

             2.2 Subscription Agreement dated November 9, 2004 between IA Global, Inc. and PBAA Fund Ltd.

             2.3 Subscription Agreement dated November 9, 2004 between IA Global, Inc. and Mr. Isobe.

             99.1 Press release dated November 10, 2004 concerning $1,130,000 investment in IA Global, Inc.

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

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  November 11, 2004               IA Global, Inc.
                                        (Registrant)


                                        By: /s/ Alan Margerison
                                            -------------------
                                            Alan Margerison
                                            President and
                                            Chief Executive Officer



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